SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

1050 Winter Street, Suite 1000 Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

(781) 839-7293
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 29, 2007, Arbios Systems, Inc. (the “Company” or “we’) entered into a license agreement (the “License Agreement”) pursuant to which we in-licensed a family of issued U.S. patents and various U.S. and foreign patent applications which include claims for methods of treating liver failure, multi-organ failure, multi-organ dysfunction syndrome, sepsis, septic shock, systemic inflammatory response syndrome, and related inflammatory disorders by selective blood filtration. Included in this in-licensed family are five issued U.S. patents, four pending U.S. patents, and two pending European patents. The license is an exclusive, worldwide license to research, develop, make, import, have made, use, offer for sale, sell and have sold the patented technologies and products employing such technologies. The Company will owe royalties on net sales of products which are covered by the license, including potentially the SEPET™ Liver Assist Device. The Company will also owe maintenance fees and certain other minimum spending obligations under the license and may owe contingent milestone fees. The Company’s fixed obligations under the license will total less than $500,000 over the next 4 years. Our contingent obligations under the license will total less than $500,000 over approximately the same period (however dependent on the pace of potential future patent issuances).

The License Agreement terminates upon the last to expire of the patent rights covered under the license. The Registrant may terminate the License Agreement for any reason upon 30 days written notice to the licensor. Either party may terminate the License Agreement for uncured material breach or if the other party becomes insolvent or becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors that is not dismissed with prejudice within thirty days.

The preceding description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the License Agreement, on March 29, 2007, the Company issued a warrant to the licensor to acquire up to 225,000 fully paid and nonassessable shares of its common stock, par value $0.001, at a purchase price per share of $1.50. The warrant is immediately exercisable and expires on March 29, 2013. The warrant has been issued without registration under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemption from such registration provided under Section 4(2) of the Act.
The preceding description of the warrant does not purport to be complete and is qualified in its entirety by reference to the warrant itself, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the entry into the License Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	License Agreement dated as of March 29, 2007.
10.2	Warrant to Purchase Common Stock dated March 29, 2007
99.1	Press Release Dated March 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: April 4, 2007	By:	/s/ WALTER C. OGIER
Walt Walter C. Ogier, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	License Agreement dated as of March 29, 2007.
10.2	Warrant to Purchase Common Stock dated March 29, 2007
99.1	Press Release Dated March 30, 2007